UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2020, FibroGen, Inc. (“FibroGen” or the “Company”) appointed Enrique Conterno as Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company, effective January 6, 2020. Mr. Conterno was appointed as a Class III Director for the term expiring at the Company’s 2020 annual meeting of stockholders.

Mr. Conterno, 53, was a Senior Vice President for Eli Lilly and Company, serving as President, Lilly USA from January 2017 and President, Lilly Diabetes from 2009 until his retirement from Lilly in December 2019. Prior to 2009, Mr. Conterno served in various other roles for Eli Lilly and Company, including President, U.S. Operations, Vice President for the U.S. Neuroscience Business Unit, President and General Manager, Mexico, and Executive Marketing Director, Intercontinental Operations and Japan. Mr. Conterno earned a bachelor’s degree in mechanical engineering from Case Western Reserve University and a master’s degree in business administration from Duke University. Mr. Conterno is a member of the Board of Governors at the American Red Cross, and the Board of Visitors at Duke University’s Fuqua School of Business.

In connection with his appointment as CEO, Mr. Conterno will receive an annual base salary of $800,000 and a signing bonus of $250,000 to cover, among other things, relocation costs. Mr. Conterno was granted a stock option award for 300,000 shares of FibroGen common stock with an exercise price of $43.35, the closing price of the Company’s stock as reported on NASDAQ on January 6, 2020, and 60,000 restricted stock units (collectively the “Awards”) pursuant to the form of agreements of the Company’s 2014 Equity Incentive Plan and filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s registration statement on Form S-1, filed on November 12, 2014. The Awards shall have a vesting commencement date of January 6, 2020 with 25% of the Awards vesting as of January 6, 2021 and the remaining 75% vesting quarterly thereafter for a period of three years. Mr. Conterno’s target bonus is 75% of his annual base salary, pursuant to the Company’s Bonus Plan that was filed with the SEC as an exhibit to Form 8-K on February 16, 2018. The foregoing description of Mr. Conterno’s compensation does not purport to be complete and is qualified in its entirety by reference to Mr. Conterno’s offer letter agreement to be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

In addition, Mr. Conterno entered into a Change in Control and Severance Agreement, the form of which was approved most recently by the Company’s Compensation Committee on December 9, 2019 (the “Restated Change in Control and Severance Agreement”). Pursuant to Mr. Conterno’s Restated Change in Control and Severance Agreement, he shall receive the following benefits:

•	The term of the Restated Change in Control and Severance Agreement shall end three years after the effective date.
•

If, on or during the 12 month period following the effective date of a Change of Control, Mr. Conterno’s employment is terminated by the Company without Cause, and other than as a result of death or disability, or Mr. Conterno resigns for Good Reason, he shall, subject to the execution of an effective release of claims, be entitled to receive:

o24 months of his then current base salary paid in cash over the 24 months immediately following the Separation from Service date;
oone and one-half times his then current annual target bonus for the year of termination paid in cash over the 24 months immediately following the Separation from Service date;

opayments equal to the applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for 18 months; and

oacceleration of vesting and exercisability of all outstanding equity awards at the time of such termination or resignation.

•

If Mr. Conterno’s employment is terminated by the Company without Cause, and other than as a result of death or disability, under circumstances other than those set forth in Section 3 of the Restated Change in Control and Severance Agreement as described above, he shall, subject to the execution of an effective release of claims, be entitled to receive:

o18 months of his then current base salary paid in cash over the 18 months immediately following the Separation from Service date; and
opayments equal to the applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for 18 months.

The foregoing description of the benefits to which Mr. Conterno is entitled pursuant to the Restated Change in Control and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Change in Control and Severance Agreement entered into by FibroGen and its Executives to be filed as an exhibit to FibroGen’s next Annual Report on Form 10-K.

There were no arrangements or understandings between Mr. Conterno and any other person pursuant to which Mr. Conterno was selected as an officer. Mr. Conterno does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 3, 2020, Jim Schoeneck, who has served as the Company’s Interim CEO, stepped down from that role concurrent with Mr. Conterno’s appointment as CEO, and was appointed Interim President to serve the Company during a transition period, with no changes to his compensation (provided in the Form 8-K filed on October 9, 2019) during such period. Mr. Schoeneck will remain on the Board and has been appointed Chairperson of the Board effective January 6, 2020.

Mr. Schoeneck, 61, was appointed Interim Chief Executive Officer of FibroGen in August 2019 and has served on our Board since April 2010. Mr. Schoeneck was Chief Executive Officer of Depomed, Inc. a commercial specialty pharmaceutical company, from 2011 until 2017, and joined the Board of Depomed in 2007. From 2005 until 2011 he was Chief Executive Officer of BrainCells Inc., a privately-held biopharmaceutical company. Prior to joining BrainCells Inc. he served as Chief Executive Officer of ActivX BioSciences, a development-stage biotechnology company. Mr. Schoeneck holds a B.S. in Education from Jacksonville State University.

There were no arrangements or understandings between Mr. Schoeneck and any other person pursuant to which Mr. Schoeneck was selected as an officer. Mr. Schoeneck does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 6, 2020, FibroGen issued a press release announcing the matters disclosed above under Item 5.02. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release titled “FibroGen Names Enrique Conterno as Chief Executive Officer” dated January 6, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: January 6, 2020

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer